EXHIBIT 99.1

FBR Capital Markets Reports Second Quarter 2010 Financial Results

ARLINGTON, Va., July 27, 2010 (GLOBE NEWSWIRE) -- FBR Capital Markets Corporation (Nasdaq:FBCM) ("FBR Capital Markets" or "the Company"), a leading investment bank serving the middle market, today reported a pre-tax loss of $12.2 million and a net after-tax loss of $25.8 million, or $0.41 per diluted share, for the quarter ended June 30, 2010. These results compare to a pre-tax loss of $21.6 million and a net after-tax loss of $21.7 million, or $0.40 per diluted share, for the second quarter of 2009. The 2010 second quarter results include a $13.6 million reversal of the tax benefit recorded in the first quarter of 2010, reflecting a change in the corporate effective tax rate for the full year.

The Company's pre-tax core operating loss narrowed to $2.8 million for the second quarter of 2010 compared to a pre-tax core operating loss of $12.3 million in the second quarter of 2009. This non-GAAP measurement excludes specific non-core items and non-cash expenses, including $5.0 million of stock-based compensation and $4.3 million in severance expenses in the second quarter of 2010. See "Non-GAAP Financial Measures" below for a reconciliation of the Company's non-GAAP pre-tax core operating results to its GAAP pre-tax operating results for the specified 2010 and 2009 periods.

Second quarter 2010 net revenues were $69.7 million, an increase of 47% from $47.3 million in the second quarter of 2009 and 58% from $44.2 million in the first quarter of 2010. Investment banking revenues were $40.4 million for the second quarter of 2010, up from $8.7 million in the second quarter of 2009 and from $11.1 million in the first quarter of 2010. Institutional brokerage revenues for the second quarter of 2010 were $24.3 million, compared to $33.7 million in the second quarter of 2009 and $27.5 million in the first quarter of 2010. A challenging trading environment, particularly during the month of May, affected brokerage results for the second quarter. Asset management revenues for the second quarter were $3.8 million, up from $3.2 million in the second quarter of 2009 and from $3.3 million in the first quarter of 2010, attributable in part to the previously announced AFBA 5Star Funds acquisition.

In a continuing effort to better position its cost structure for future periods, the Company recently took steps that will reduce its fixed cost run rate by approximately $20 million on an annualized basis. This was largely accomplished through headcount reductions of more than 15%, after which, total headcount for the Company is approximately 500 employees.

As of June 30, 2010, shareholders' equity totaled $288.4 million, with over $187 million held in cash, and a book value per share of $4.57. Today, July 27, 2010, the FBR Capital Markets Board of Directors authorized the Company to buy back up to five million shares of Company stock.

"Second quarter core earnings were much improved over a year ago and core profitability has been break-even over the last twelve months. Despite the improved second quarter, we have taken aggressive steps to further reduce our cost structure, reflecting our expectation that the market environment is likely to continue to be challenging," said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. "During the last year, FBR completed three of the largest transactions in its history, demonstrating our continued leadership in executing large, institutionally-focused private placements. These accomplishments, together with our broadened capabilities and the cost reductions we have implemented, give us increased confidence in our ability to deliver value to shareholders as we move forward."

Investors who wish to listen to the earnings call at 9:00 A.M. U.S. EDT, Wednesday, July 28, 2010, may do so via the Web or conference call at:

Webcast link:

http://investor.shareholder.com/media/eventdetail.cfm?mediaid=43246&c=FBCM&mediakey=F155C30AD8299A1D42CAC17D006E819B&e=0

Conference call dial-in number (toll-free): 877.303.6433

Conference call dial-in number (local): 224.357.2198

Conference call code: 87902635

Replays of the earnings call will be available via webcast following the call.

FBR Capital Markets Corporation (Nasdaq:FBCM) provides investment banking, merger and acquisition advisory, institutional brokerage, prime brokerage and research services through its subsidiary FBR Capital Markets & Co.  FBR Capital Markets focuses capital and financial expertise on the following industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom.  FBR Fund Advisors, Inc., a subsidiary of FBR Capital Markets Corporation, provides clients with a range of investment choices through The FBR Funds, a family of mutual funds. FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbr.com.

The FBR Capital Markets Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6405

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. For a discussion of these and other risks and important factors that could affect FBR Capital Markets' future results and financial condition, see "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and other items throughout  the Company's Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Financial data follow.

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)
	Quarter ended June 30,		Six months ended June 30,

	2010	2009	2010	2009
REVENUES:
Investment banking:
Capital raising	$ 37,421	$ 4,273	$ 45,132	$ 8,572
Advisory	3,022	4,383	6,456	7,982
Institutional brokerage:
Principal transactions	2,678	9,852	10,548	21,170
Agency commissions	21,606	23,824	41,266	52,176
Asset management fees	3,815	3,232	7,143	6,159
Net investment income (loss)	46	1,369	48	(78)
Interest, dividends & other	1,118	395	3,330	1,250
Total revenues	69,706	47,328	113,923	97,231
Interest expense	--	--	--	252
Revenues, net of interest expense	69,706	47,328	113,923	96,979

NON-INTEREST EXPENSES:
Compensation and benefits	51,291	35,553	94,035	72,551
Professional services	7,550	4,587	11,653	9,128
Business development	3,921	2,598	7,772	6,229
Clearing and brokerage fees	3,685	3,760	7,067	7,057
Occupancy and equipment	6,129	7,803	12,621	15,760
Communications	5,371	5,192	10,138	10,353
Impairment of intangible assets	--	5,350	--	5,350
Other operating expenses	3,914	4,125	7,333	7,749
Total non-interest expenses	81,861	68,968	150,619	134,177

Loss before income taxes	(12,155)	(21,640)	(36,696)	(37,198)

Income tax provision (benefit)	13,612	104	(2,667)	713

Net loss	$ (25,767)	$ (21,744)	$ (34,029)	$ (37,911)

Basic loss per share	$ (0.41)	$ (0.40)	$ (0.54)	$ (0.67)
Diluted loss per share	$ (0.41)	$ (0.40)	$ (0.54)	$ (0.67)

Weighted average shares - basic (in thousands)	62,957	54,391	63,489	56,741
Weighted average shares - diluted (in thousands)	62,957	54,391	63,489	56,741

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), FBR Capital Markets has disclosed non-GAAP pre-tax core operating losses for the quarters ended June 30, 2010, and 2009 in this press release. This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units. In determining pre-tax core operating earnings (losses), FBR Capital Markets has excluded from GAAP financial results the following non-core operating items: (1) severance costs associated with reductions in headcount; (2) corporate transaction costs, which include costs related to reductions in physical space and costs associated with business combinations and acquisitions; and (3) net investment income (losses) from long-term investments. FBR Capital Markets has also excluded the following non-cash expenses: (1) impairment of intangible assets; (2) compensation costs associated with stock-based awards; and (3) amortization of intangible assets. Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the firm's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of FBR Capital Markets' business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core operating earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Q2 - 10	Q1 - 10	Q4 - 09	Q3 - 09	Q2 - 09

Net revenues before net investment income/loss	$ 69,660	$ 44,215	$ 122,188	$ 71,411	$ 45,959
GAAP pre-tax (loss) income	$ (12,155)	$ (24,541)	$ 15,167	$ (6,958)	$ (21,640)
Non-core items:
Severance	4,296	970	183	219	191
Corporate transaction costs	--	186	2,590	2,274	--
Net investment income, long-term investments	(46)	(2)	(1,626)	(29)	(1,369)
Non-cash expenses:
Impairment of intangible assets	--	--	--	--	5,350
Stock compensation expense	5,018	5,196	5,117	5,462	4,912
Amortization of intangible assets	116	100	220	685	291
Non-GAAP pre-tax core operating (loss) income	$ (2,771)	$ (18,091)	$ 21,651	$ 1,653	$ (12,265)

FBR CAPITAL MARKETS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	30-Jun-10	31-Dec-09

Cash and cash equivalents	$ 187,843	$ 275,506
Receivables	17,656	15,751
Investments:
Long-term investments	59,315	43,620
Trading securities, at fair value	102,368	94,478
Due from brokers, dealers and clearing organizations	32,128	96,477
Goodwill and intangible assets, net	8,697	8,424
Furniture, equipment and leasehold improvements, net	13,859	15,172
Prepaid expenses and other assets	12,674	6,897
Total assets	$ 434,540	$ 556,325

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold but not yet purchased, at fair value	$ 54,319	$ 51,669
Accrued compensation and benefits	30,360	72,537
Accounts payable, accrued expenses and other liabilities	24,782	22,452
Due to brokers, dealers and clearing organizations	36,643	90,168
Total liabilities	146,104	236,826

Shareholders' equity:
Common stock	62	64
Additional paid-in capital	420,654	428,661
Restricted stock units	30,915	19,979
Accumulated other comprehensive loss	(32)	(71)
Accumulated deficit	(163,163)	(129,134)
Total shareholders' equity	288,436	319,499

Total liabilities and shareholders' equity	$ 434,540	$ 556,325

Book Value per Share	$4.57	$5.00

Shares Outstanding (in thousands)	63,055	63,908

FBR CAPITAL MARKETS CORPORATION
Financial & Statistical Supplement - Operating Results
(Dollars in thousands)
(Unaudited)

	Q-2 10	Q-1 10	Q-4 09	Q-3 09	Q-2 09
Revenues, net of interest expense	$ 69,706	$ 44,217	$ 123,814	$ 71,440	$ 47,328

Non-interest expenses:
Variable	30,169	21,642	55,196	29,360	19,405
Fixed	51,692	47,116	53,451	49,038	44,213
Impairment of intangible assets	--	--	--	--	5,350

(Loss) income before income taxes	(12,155)	(24,541)	15,167	(6,958)	(21,640)

Income tax provision (benefit)	13,612	(16,279)	(2,063)	12	104

Net (loss) income	$ (25,767)	$ (8,262)	$ 17,230	$ (6,970)	$ (21,744)

Fixed expenses	$ 51,692	$ 47,116	$ 53,451	$ 49,038	$ 44,213
Less: Non-cash expenses	5,134	5,296	5,337	5,562	5,203
Corporate transaction costs	--	186	2,590	2,274	--
Severance	4,296	970	183	219	191

Core fixed costs	$ 42,262	$ 40,664	$ 45,341	$ 40,983	$ 38,819

Statistical Data
Net assets under management (in millions)
Mutual funds	$ 1,373.5	$ 1,497.3	$ 1,317.9	$ 1,468.1	$ 1,364.9
Hedge and private equity funds	6.4	6.7	9.3	15.3	16.5
Total	$ 1,379.9	$ 1,504.0	$ 1,327.2	$ 1,483.4	$ 1,381.4

Employee count	582	598	595	583	554
CONTACT:  FBR Capital Markets Corporation
          Media Relations:
            703.469.1004
            media@fbr.com
          Investor Relations:
          Bradley J. Wright
            703.469.1080
            fbcmir@fbr.com